UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 5, 2006

CHILCO RIVER HOLDINGS INC. (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-50911 (Commission File Number)	98-0419129 (IRS Employer Identification No.)

355 Lemon Ave., Suite C Walnut, CA 91789 (Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (909) 869-7933

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.    OTHER EVENTS

        The board of directors of Chilco River Holdings Inc. (the “Company”) has authorized and approved a 2 for 1 forward stock split of its issued and outstanding shares of common stock, par value $0.001 per share, by way of share dividend. Pursuant to Section 78.215 of the Nevada General Corporation Law, shareholder approval of the share dividend was not required.

        To effect the share dividend, the Company authorized the issuance of one share of common stock for each one outstanding share of common stock held by the shareholders of record on July 5, 2006 at 5:00 p.m. (Eastern Daylight Saving Time) (the “Record Date”). The Company’s transfer agent is authorized and directed to issue new share certificates giving effect to the share dividend and mail such stock certificates directly to shareholders of the Company. Certificates will be mailed on or about July 7, 2006.

        Immediately prior to the stock dividend, the Company had 21,840,667 shares of common stock issued and outstanding. After giving effect to the stock dividend, the Company will have 43,681,334 shares of common stock issued and outstanding. The Company will begin trading on a post dividend basis at the open of the market July 10, 2006.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number 99.1	Description Press Release dated July 5, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHILCO RIVER HOLDINGS INC. (Registrant) By: /s/ Tom Liu Tom Liu Chief Executive Officer

Dated:   July 5, 2006